Exhibit 10.6

ASSET REPRESENTATIONS REVIEW AGREEMENT

SANTANDER DRIVE AUTO RECEIVABLES TRUST 2026-1,

as Issuer,

SANTANDER CONSUMER USA INC.,

as Sponsor,

SANTANDER BANK, N.A.,

Servicer,

and

CLAYTON FIXED INCOME SERVICES LLC,

as Asset Representations Reviewer

Dated as of February 25, 2026

-i-	Asset Representations Review Agreement (SDART 2026-1)

TABLE OF CONTENTS

(continued)

-ii-	Asset Representations Review Agreement (SDART 2026-1)

TABLE OF CONTENTS

(continued)

		Page

Section 9.12	Nonpetition Covenant	20

Section 9.13	Submission to Jurisdiction; Waiver of Jury Trial	20

Section 9.14	Third-Party Beneficiaries	21

Section 9.15	Compliance with the FDIC Rule	21

Section 9.16	Official Record	21

Section 9.17	Not Applicable to the Sponsor in Other Capacities	21

Exhibit A – Agreed Upon Procedures

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ASSET REPRESENTATIONS REVIEW AGREEMENT

This ASSET REPRESENTATIONS REVIEW AGREEMENT is made and entered into as of February 25, 2026 (as amended, restated, supplemented or otherwise modified and in effect from time to time, this “Agreement”), by and between Santander Drive Auto Receivables Trust 2026-1, a Delaware statutory trust (the “Issuer”), Santander Consumer USA Inc., an Illinois corporation, as sponsor (in such capacity, the “Sponsor”), Santander Bank N.A., a national banking association, as servicer (in such capacity, the “Servicer”), and Clayton Fixed Income Services LLC, a Delaware limited liability company (“Clayton”, and in its capacity as asset representations reviewer, the “Asset Representations Reviewer”).

WHEREAS, the Issuer will engage the Asset Representations Reviewer to perform reviews of certain Receivables for compliance with the representations and warranties made by the Sponsor regarding such Receivables.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.01  Definitions. Except as otherwise defined herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Appendix A to the Sale Agreement dated as of the date hereof (as from time to time amended, restated, supplemented or otherwise modified and in effect, the “Sale Agreement”), between the Issuer and Santander Drive Auto Receivables LLC.

Whenever used in this Agreement, the following words and phrases shall have the following meanings:

“Annual ARR Fee” has the meaning set forth in Section 4.01.

“Asset Review” means the completion by the Asset Representations Reviewer of the “Tests” set forth in Exhibit A for each Subject Receivable as further described in Section 3.05.

“Client Records” has the meaning set forth in Section 3.14.

“Confidential Information” has the meaning set forth in Section 7.01.

“Disclosing Party” has the meaning set forth in Section 7.01.

“Eligible Asset Representations Reviewer” means a Person who (i) is not, and is not affiliated with, the Sponsor, the Seller, the Servicer, the Indenture Trustee, the Owner Trustee or any of their respective affiliates and (ii) was not engaged or affiliated with a Person that was engaged by the Sponsor or any Underwriter to perform any due diligence on the Receivables prior to the Closing Date.

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“Eligibility Representations” shall mean those representations identified in Exhibit A.

“Indemnified Person” has the meaning set forth in Section 5.03.

“Personally Identifiable Information” or “PII” has the meaning set forth in Section 7.02.

“Privacy Laws” has the meaning set forth in Section 7.02.

“Receiving Party” has the meaning set forth in Section 7.01.

“Representatives” has the meaning set forth in Section 7.01.

“Review Fee” has the meaning set forth in Section 4.02.

“Review Invoice” means, with respect to any Asset Review, a detailed invoice prepared by the Asset Representations Reviewer setting forth the calculation of the applicable Review Fee for such Asset Review.

“Review Materials” means the documents, data, and other information required for each “Test” in Exhibit A. With respect to the Sponsor and the Servicer, the “related Review Materials” means the Review Materials to be provided by the Sponsor or the Servicer, as applicable.

“Review Period” has the meaning set forth in Section 3.06.

“Review Report” has the meaning set forth in Section 3.07.

“Subject Receivables” means, for any Asset Review, all Receivables which are 60-Day Delinquent Receivables as of the related Review Satisfaction Date; provided, that any Receivable purchased from the Issuer in accordance with the Transaction Documents or paid in full by the related Obligor after the Review Satisfaction Date will no longer be a Subject Receivable.

“Tests” mean the procedures listed in Exhibit A as applied to the process described in Section 3.05.

“Test Complete” has the meaning set forth in Section 3.08.

“Test Fail” has the meaning set forth in Section 3.05.

“Test Incomplete” has the meaning set forth in Section 3.05.

“Test Pass” has the meaning set forth in Section 3.05.

Section 1.02  Other Interpretive Provisions. For purposes of this Agreement, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under GAAP; provided, that, to the extent that the definitions in this Agreement and GAAP conflict, the definitions in this Agreement shall control; (b) terms defined in Article 9 of the UCC as in effect in the relevant jurisdiction and not otherwise defined in this Agreement are used as defined in that Article; (c) the words “hereof,” “herein” and “hereunder” and words of similar

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import refer to this Agreement as a whole and not to any particular provision of this Agreement; (d) references to any Article, Section, Schedule, Appendix or Exhibit are references to Articles, Sections, Schedules, Appendices and Exhibits in or to this Agreement and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (e) the term “including” and all variations thereof means “including without limitation”; (f) except as otherwise expressly provided herein, references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (g) references to any Person include that Person’s successors and assigns; and (h) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

ARTICLE II.

ENGAGEMENT; ACCEPTANCE

Section 2.01  Engagement; Acceptance.

The Issuer hereby engages Clayton to act as the Asset Representations Reviewer for the Issuer. Clayton hereby accepts the engagement and agrees to perform the obligations of the Asset Representations Reviewer on the terms stated in this Agreement.

Section 2.02  Eligibility of Asset Representations Reviewer.

Clayton represents and warrants to the Issuer, the Sponsor and the Servicer that it is an Eligible Asset Representations Reviewer. The Asset Representations Reviewer will notify the Issuer, the Sponsor and the Servicer promptly if it is not, or on the occurrence of any action that would result in it not being, an Eligible Asset Representations Reviewer.

Section 2.03  Independence of the Asset Representations Reviewer.

The Asset Representations Reviewer will be an independent contractor and will not be subject to the supervision of the Issuer, the Indenture Trustee or the Owner Trustee for the manner in which it accomplishes the performance of its obligations under this Agreement. Unless expressly authorized by the Issuer, the Indenture Trustee or the Owner Trustee, the Asset Representations Reviewer will have no authority to act for or represent the Issuer, the Indenture Trustee or the Owner Trustee, respectively, and will not be considered an agent of the Issuer, the Indenture Trustee or the Owner Trustee. Nothing in this Agreement will make the Asset Representations Reviewer and any of the Issuer, the Indenture Trustee or the Owner Trustee members of any partnership, joint venture or other separate entity or impose any liability as such on any of them.

ARTICLE III.

DUTIES OF THE ASSET REPRESENTATIONS REVIEWER

Section 3.01  Review Scope.

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The parties confirm that the Asset Representations Reviewer is not responsible for (a) reviewing the Receivables for compliance with the representations and warranties under the Transaction Documents, except as described in this Agreement or (b) determining whether noncompliance with the representations and warranties constitutes a breach of the Eligibility Representations. For the avoidance of doubt, the parties confirm that the review is not designed to determine why an Obligor is delinquent or the creditworthiness of the Obligor, either at the time of any Asset Review or at the time of origination of the related Receivable. Further, the Asset Review is not designed to establish cause, materiality or recourse for any Test Fail (as defined in Section 3.05).

Section 3.02  Review Notices.

Upon receipt of (i) a Review Notice from the Indenture Trustee in accordance with Section 7.6(b) of the Indenture and (ii) the Review Materials in accordance with Section 3.03 of this Agreement, the Asset Representations Reviewer will start an Asset Review. The Asset Representations Reviewer will not be obligated to begin, and may not begin, an Asset Review until the Asset Representations Reviewer receives a Review Notice. Within ten (10) Business Days of receipt of a Review Notice, the Servicer shall provide the list of Subject Receivables to the Asset Representations Reviewer in the format selected by the Servicer to the address specified in Section 9.02.

None of the Issuer, the Sponsor, the Servicer or the Asset Representations Reviewer is obligated to verify whether the Indenture Trustee properly determined that a Review Notice was required. None of the Issuer, the Sponsor or the Asset Representations Reviewer is obligated to verify the accuracy or completeness of the list of Subject Receivables provided by the Servicer.

Section 3.03  Review Materials.

Each of the Sponsor and the Servicer will provide reasonable assistance to the Asset Representations Reviewer to facilitate the Asset Review. Within sixty (60) days of receipt by each of the Sponsor and the Servicer of the Review Notice, the Sponsor and the Servicer will provide the Asset Representations Reviewer with the applicable Review Materials for all Subject Receivables in one or more of the following ways, as elected by the party responsible for providing such Review Materials: (i) by providing access to the Sponsor’s receivables system or the Servicer’s receivables system, either remotely or at one or more of the properties of the applicable party; (ii) by electronic posting of Review Materials to a password-protected website to which the Asset Representations Reviewer has access; (iii) by providing originals or photocopies at one or more of the properties of the applicable party where the Receivable Files are located; (iv) by sending originals or photocopies of Review Materials to the Asset Representations Reviewer at the address specified in Section 9.02; or (v) in another manner agreed to by the applicable party and the Asset Representations Reviewer. The Sponsor and the Servicer may redact or remove Personally Identifiable Information from the Review Materials so long as such redaction or removal does not result in a change in the meaning or usefulness of the Review Materials. The Asset Representations Reviewer shall not be liable for any failure of the Review Materials to be accurate and complete, including any failure that results in the Review Materials being misleading in any material respect.

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Section 3.04  Missing or Incomplete Review Materials.

The Asset Representations Reviewer will complete the Tests for each Eligibility Representation only using documentation that is made available to it. Upon receipt of the Review Materials, the Asset Representations Reviewer will complete an initial document inventory to verify there are no systemic documentation errors, including but not limited to consistently missing or incomplete information in the Review Materials with respect to each Subject Receivable. Once the Asset Representations Reviewer has confirmed the majority of the Review Materials have been provided in accordance with Section 3.03, the Asset Representations Reviewer will commence the Asset Review. In instances where Review Material is not accessible, clearly unidentifiable, and/or illegible, the Asset Representations Reviewer will request that the Sponsor provide (or cause the Servicer to provide) an updated copy of such Review Material. If the Servicer or the Sponsor has not provided the missing Review Material for a Subject Receivable to the Asset Representations Reviewer within sixty (60) days of notification by the Asset Representations Reviewer, the parties agree that such Subject Receivable will have a Test Incomplete for the related Test(s) and the Review Report will indicate the reason for the Test Incomplete.

Section 3.05  The Asset Review.

For an Asset Review, the Asset Representations Reviewer will perform the applicable procedures listed under “Tests” in Exhibit A for each Eligibility Representation. In the course of its review, the Asset Representations Reviewer will use the Review Materials listed in Exhibit A. For each Test, the Asset Representations Reviewer will determine if the Test has been satisfied (a “Test Pass”), if the Test has not been satisfied (a “Test Fail”) or if the Test could not be concluded as a result of missing or incomplete Review Materials (a “Test Incomplete”).

If a Subject Receivable was included in a prior Asset Review, the Asset Representations Reviewer will not conduct additional Tests on any such duplicate Subject Receivable unless such Subject Receivable was deemed a Test Incomplete as a result of the failure of the Servicer or the Sponsor to provide missing Review Materials for such Subject Receivable and the Sponsor elects to have such Subject Receivable included in the current Asset Review. The Asset Representations Reviewer will include the previously reported Test results for any such duplicate Subject Receivable within the Review Report for the current Asset Review.

Section 3.06  Review Period.

The Asset Representations Reviewer will complete the Review within sixty (60) days of receiving access to the Review Materials in accordance with Section 3.03 (such time period, the “Review Period”); provided, that if additional Review Materials are provided to the Asset Representations Reviewer as described in Section 3.04, the Review Period will be extended for an additional thirty (30) days.

Section 3.07  Review Report.

Within five (5) Business Days following the end of the applicable Review Period described in Section 3.06, the Asset Representations Reviewer will provide the Issuer, the Sponsor, the Servicer and the Indenture Trustee with (i) a report (a “Review Report”) specifying for each

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Subject Receivable whether there was a Test Pass, a Test Fail, a Test Incomplete (as contemplated by Section 3.05) or a Test Complete (as contemplated by Section 3.08) for each Test and Subject Receivable and (ii) the related Review Invoice. The Review Report will include a summary of the findings and conclusions of the Asset Representations Reviewer with respect to the Asset Review to be included in the Form 10-D for the Issuer for the Collection Period in which the Review Report is received. The Asset Representations Reviewer will ensure that the Review Report does not contain any Personally Identifiable Information. For the avoidance of doubt, the Indenture Trustee shall have no obligation to forward the Review Report to any Noteholder or any other person.

Section 3.08  Completion of Review for Certain Subject Receivables.

Following the delivery of the list of the Subject Receivables and before the delivery of the Review Report by the Asset Representations Reviewer, the Servicer may notify the Asset Representations Reviewer (with a copy to the Sponsor) if a Subject Receivable is paid in full by or on behalf of the Obligor or repurchased from the Issuer by the Sponsor in accordance with the Transaction Documents. On receipt of notice, the Asset Representations Reviewer will immediately terminate all Tests of such Receivables and the Asset Review of such Receivables will be considered complete (a “Test Complete”). In this case, the Review Report will indicate a Test Complete for the Receivables and the related reason.

Section 3.09  Termination of Review.

If an Asset Review is in process and the Notes will be paid in full on the next Payment Date (including any payment in full as a result of any early redemption of the Notes), the Sponsor will notify the Servicer, the Asset Representations Reviewer and the Indenture Trustee no less than ten (10) days before that Payment Date. On receipt of notice, the Asset Representations Reviewer will terminate the Asset Review immediately and will not be obligated to deliver a Review Report.

Section 3.10  Review and Procedure Limitations.

The Asset Representations Reviewer will have no obligation (i) to determine whether a Delinquency Trigger has occurred, (ii) to determine whether the required percentage of Noteholders has voted to direct an Asset Review and may rely on the information in any Review Notice delivered by the Indenture Trustee, (iii) to determine which Receivables are Subject Receivables and may rely on the list of Subject Receivables provided by the Servicer, (iv) to confirm the validity of the Review Materials, (v) other than as specified in Section 3.04, to obtain missing or insufficient Review Materials, or (vi) to take any action or to cause any other party to take any action under any of the Transaction Documents to enforce any remedies for any breach of a representation, warranty or covenant, including any Eligibility Representation.

The Asset Representations Reviewer shall only be required to perform the testing procedures listed under “Tests” in Exhibit A, and shall have no obligation to perform additional testing procedures on any Subject Receivables or to consider any additional information provided by any party. The Asset Representations Reviewer shall have no obligation to provide reporting or other information other than the Review Report described in Section 3.07. However, the Asset

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Representations Reviewer may provide additional information about any Subject Receivable that it determines in good faith to be material to its performance of an Asset Review.

Section 3.11  Review Systems.

The Asset Representations Reviewer shall maintain and utilize an electronic case management system to manage the Tests and to provide systematic control over each step in the Asset Review process and ensure consistency and repeatability for the Tests. The Asset Representations Reviewer will ensure that these systems allow for each Subject Receivable and the related Review Materials to be individually tracked and stored as contemplated by this Agreement. The Asset Representations Reviewer will maintain adequate staff that is properly trained to conduct Asset Reviews as required by this Agreement.

Section 3.12  Representatives.

(a)  Servicer Representative. The Servicer will provide reasonable access to one or more designated representatives to respond to reasonable requests and inquiries made by the Asset Representations Reviewer in its completion of an Asset Review.

(b)  Sponsor Representative. The Sponsor will provide reasonable access to one or more designated representatives to respond to reasonable requests and inquiries made by the Asset Representations Reviewer in its completion of an Asset Review.

(c)  Asset Representations Reviewer Representative. The Asset Representations Reviewer will provide reasonable access to one or more designated representatives to respond to reasonable requests and inquiries made by the Servicer, the Sponsor, the Issuer or the Indenture Trustee during the Asset Representations Reviewer’s completion of an Asset Review. The Asset Representations Reviewer shall have no obligation to respond to requests or inquires, and other than as specified in Section 3.13 shall not respond to requests or inquiries, made by any Person not party to this Agreement other than the Indenture Trustee; provided, that if the Asset Representations Reviewer receives any request or inquiry from a Person not a party to this Agreement, then the Asset Representations Reviewer may inform such Person that they may contact the Sponsor and/or the Indenture Trustee with respect to such request or inquiry.

Section 3.13  Dispute Resolution.

If a Subject Receivable that was reviewed by the Asset Representations Reviewer during an Asset Review is the subject of a dispute resolution proceeding under Section 3.7 of the Purchase Agreement, the Asset Representations Reviewer shall participate in the dispute resolution proceeding on request of a party to the proceeding. The reasonable out-of-pocket expenses and reasonable compensation of the Asset Representations Reviewer for its participation in any dispute resolution proceeding will be considered expenses of the Requesting Party for the dispute resolution and (subject to Section 4.03) will be paid by a party to the dispute resolution as determined by the mediator or arbitrator for the dispute resolution according to Section 3.7 of the Purchase Agreement.

Section 3.14  Records Retention.

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The Asset Representations Reviewer will maintain copies of Review Materials, Review Reports and internal work papers and correspondence (collectively the “Client Records”) for a period of two years after the termination of this Agreement. At the expiration of the retention period, the Asset Representations Reviewer shall return all Client Records to the Sponsor, in electronic format or, to the extent held in tangible form, in that form. Upon the return of the Client Records, the Asset Representations Reviewer shall have no obligation to retain such Client Records or to respond to inquiries concerning any Asset Review.

Section 3.15  No Delegation.

The Asset Representations Reviewer may not delegate or subcontract its obligations under this Agreement to any Person without the consent of the Issuer, the Sponsor and the Servicer.

ARTICLE IV.

PAYMENTS TO ASSET REPRESENTATIONS REVIEW

Section 4.01  Annual Fee.

As compensation for its activities hereunder, the Asset Representations Reviewer shall be entitled to receive an annual fee in an amount equal to $5,000 (the “Annual ARR Fee”) during the term of this Agreement, which shall be paid by the Issuer within thirty (30) days of the date hereof, with respect to the initial Annual ARR Fee, and within thirty (30) days of the annual anniversary of this Agreement with respect to each subsequent Annual ARR Fee; provided, however, that if the Asset Representations Reviewer resigns or is removed in accordance with Section 6.02, then the Asset Representations Reviewer shall refund to the Issuer the portion of the Annual ARR Fee attributable to the portion of the annual period during which Clayton will no longer act as the Asset Representations Reviewer, assuming for purposes of such calculation that the Annual ARR Fee for each day during the annual period is an amount equal to the Annual ARR Fee divided by 365. Any amounts payable to the Asset Representations Reviewer pursuant to this Section 4.01 shall be paid pursuant to Section 8.6(a) or Section 5.4(b) of the Indenture, as applicable (to the extent of Available Funds available therefor) or, to the extent not paid thereunder, shall be paid by the Administrator pursuant to Section 2.8 of the Administration Agreement.

Section 4.02  Review Fee.

Following the completion of an Asset Review and delivery to the Indenture Trustee, the Sponsor, the Servicer and the Issuer of the Review Report and the related Review Invoice, the Administrator shall pay to the Asset Representations Reviewer a fee of $200.00 for each Subject Receivable for which the Asset Review was completed plus reasonable out-of-pocket expenses incurred in connection with travel to the location at which Review Materials are made available in accordance with Section 3.03 (the “Review Fee”). However, no Review Fee will be charged for any Subject Receivable which was included in a prior Asset Review or for which no Tests were completed prior to the Asset Representations Reviewer being notified of a termination of the Asset Review according to Section 3.09. To the extent not paid by the Administrator pursuant to Section 2.8 of the Administration Agreement and outstanding for at least ninety (90) days after receipt by the Indenture Trustee, the Sponsor, the Servicer and the Issuer of the Review Invoice, the Review

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Fee shall be paid by the Issuer pursuant to the priority of payments sets forth in Section 8.6(a) or Section 5.4(b) of the Indenture, as applicable. For the avoidance of doubt, there shall be no aggregate limit on the Review Fee paid by the Administrator to the Asset Representations Reviewer pursuant to this Section 4.02.

Section 4.03  Dispute Resolution Expenses.

If the Asset Representations Reviewer participates in a dispute resolution proceeding under Section 3.13 and its reasonable out-of-pocket expenses and reasonable compensation for the time it incurs in participating in the proceeding are not paid by a party to the dispute resolution within ninety (90) days of the end of the proceeding, the Administrator will reimburse the Asset Representations Reviewer for such expenses upon receipt of a detailed invoice, pursuant to Section 2.8 of the Administration Agreement.

Section 4.04  Payment.

All payments made to the Asset Representations Reviewer shall be made to the account specified by the Asset Representations Reviewer from time to time in writing to the Indenture Trustee, the Sponsor, the Servicer and the Issuer.

Section 4.05  Payments by the Issuer.

The Asset Representations Reviewer acknowledges and agrees that any payments payable by the Issuer under this Agreement, including pursuant to this Article IV or Section 5.03, shall be limited to amounts available to make such payments pursuant to Section 8.6(a) and Section 5.4(b) of the Indenture, as applicable.

ARTICLE V.

OTHER MATTERS PERTAINING TO THE ASSET REPRESENTATIONS REVIEWER

Section 5.01  Representations and Warranties of the Asset Representations Reviewer.

Clayton hereby makes the following representations and warranties as of the date hereof:

(a)  Existence and Power. Clayton is a limited liability company validly existing and in good standing under the laws of its state of formation and has, in all material respects, full power and authority to own its assets and operate its business as presently owned or operated, and to execute, to deliver and to perform its obligations under this Agreement. Clayton has obtained all necessary licenses and approvals in each jurisdiction where the failure to do so would materially and adversely affect the ability of Clayton to perform its obligations under this Agreement.

(b)  Authorization and No Contravention. The execution, delivery and performance by Clayton of this Agreement has been duly authorized by all necessary limited liability company action on the part of Clayton and do not contravene or constitute a default under (i) any applicable law, rule or regulation, (ii) its organizational documents or (iii) any material indenture or material agreement or instrument to which Clayton is a party or by which its properties are bound (other than violations of such laws, rules, regulations, organizational documents, indentures, agreements

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or instruments which do not affect the legality, validity or enforceability of any of such agreements and which, individually or in the aggregate, would not materially and adversely affect the transactions contemplated by, or Clayton’s ability to perform its obligations under, this Agreement).

(c)  No Consent Required. No approval or authorization by, or filing with, any Governmental Authority is required in connection with the execution, delivery and performance by Clayton of this Agreement other than (i) approvals and authorizations that have previously been obtained and filings that have previously been made and (ii) approvals, authorizations or filings which, if not obtained or made, would not have a material adverse effect on the ability of Clayton to perform its obligations under this Agreement.

(d)  Binding Effect. This Agreement constitutes the legal, valid and binding obligation of Clayton enforceable against Clayton in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws affecting the enforcement of creditors’ rights generally and, if applicable, the rights of creditors from time to time in effect or by general principles of equity.

(e)  No Proceedings. There are no actions, orders, suits or proceedings pending or, to the knowledge of Clayton, threatened against Clayton before or by any Governmental Authority that (i) assert the invalidity or unenforceability of this Agreement or (ii) seek any determination or ruling that would materially and adversely affect the performance by Clayton of its obligations under this Agreement.

(f)  Eligibility. The Asset Representations Reviewer is an Eligible Asset Representations Reviewer.

Section 5.02  Limitation of Liability of Asset Representations Reviewer.

To the fullest extent permitted by applicable law, the Asset Representations Reviewer shall not be under any liability to the Issuer, the Servicer, the Sponsor, the Seller, the Indenture Trustee, the Owner Trustee, any Noteholder or any other Person for any action taken or for refraining from the taking of an action in its capacity as Asset Representations Reviewer pursuant to this Agreement, or for errors in judgment, whether arising from express or implied duties under this Agreement; provided, however, that this provision shall not protect the Asset Representations Reviewer against any liability which would otherwise be imposed by reason of willful misconduct, bad faith, breach of this Agreement or negligence in the performance of its duties. In no event will the Asset Representations Reviewer be liable for special, indirect or consequential loss or damage (including loss of profit) even if the Asset Representations Reviewer has been advised of the likelihood of the loss or damage and regardless of the form of action.

The Asset Representations Reviewer and any director, officer, employee, or agent may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Asset Representations Reviewer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties as Asset Representations Reviewer hereunder.

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Section 5.03  Indemnification of Asset Representations Reviewer.

(a)  The Issuer will indemnify the Asset Representations Reviewer and its officers, directors, employees and agents (each, an “Indemnified Person”), for all costs, expenses, losses, damages and liabilities resulting from the performance of the Asset Representations Reviewer’s obligations under this Agreement (including the costs and expenses of defending itself against any loss, damage or liability), but excluding any cost, expense, loss, damage or liability resulting from (i) the Asset Representations Reviewer’s willful misconduct, bad faith or negligence or (ii) the Asset Representations Reviewer’s breach of any of its representations, warranties or covenants in this Agreement. To the extent not paid by the Issuer pursuant to Section 8.6(a) or Section 5.4(b) of the Indenture, as applicable (whether by application of the limitation set forth in Section 8.6(a) of the Indenture or otherwise), any such indemnification amounts shall be paid by the Administrator pursuant to Section 2.8 of the Administration Agreement.

(b)  The indemnification set forth in this Section 5.03 will survive the termination of this Agreement and the resignation or removal of the Asset Representations Reviewer.

(c)  If the Issuer or the Administrator makes any payment under this Section 5.03 and the Indemnified Person later collects any of the amounts for which the payments were made to it from others, the Indemnified Person will promptly repay the amount to the Issuer or the Administrator, as applicable.

Section 5.04  Indemnification by Asset Representations Reviewer.

(a)  To the fullest extent permitted by law, the Asset Representations Reviewer shall indemnify and hold harmless each of the Issuer, the Owner Trustee, the Servicer, the Sponsor and the Indenture Trustee, and their respective officers, directors, successors, assigns, legal representatives, agents, and servants (each an “Indemnified Person”), from and against any and all liabilities, obligations, losses, damages, penalties, taxes, claims, actions, investigations, proceedings, costs, expenses or disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever which may be imposed on, incurred by, or asserted at any time against an Indemnified Person (whether or not also indemnified against by any other person) which arose out of the negligence, willful misconduct or bad faith of the Asset Representations Reviewer in the performance of its obligations and duties under this Agreement; provided, however, that the Asset Representations Reviewer shall not be liable for or required to indemnify an Indemnified Person from and against expenses arising or resulting from (i) the Indemnified Person’s own willful misconduct, bad faith or negligence, or (ii) the breach of any representation, warranty or covenant made by the Indemnified Person.

(b)  In case any such action, investigation or proceeding will be brought involving an Indemnified Person as contemplated by Section 5.04(a), the Asset Representations Reviewer will assume the defense thereof, including the employment of counsel and the payment of all expenses. The Issuer, the Servicer, the Sponsor and the Indenture Trustee each will have the right to employ separate counsel in any such action, investigation or proceeding and to participate in the defense thereof and the reasonable fees and expenses of such counsel will be paid by the Asset Representations Reviewer. In the event of any claim, action, or proceeding for which indemnity will be sought pursuant to this Section 5.04, the Issuer’s, the Servicer’s, the Sponsor’s and the

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Indenture Trustee’s choice of legal counsel shall be subject to the good faith objection by the Asset Representations Reviewer to a conflict of interest under the applicable rules of professional conduct.

(c)  The indemnification set forth in this Section 5.04 will survive the termination or assignment of this Agreement and the resignation or removal of the Asset Representations Reviewer or any Indemnified Person.

ARTICLE VI.

REMOVAL, RESIGNATION; SUCCESSOR ASSET REPRESENTATION REVIEWER

Section 6.01  Eligibility Requirements for Asset Representations Reviewer. The Asset Representations Reviewer must be an Eligible Asset Representations Reviewer.

Section 6.02  Resignation and Removal of Asset Representations Reviewer.

(a)  No Resignation of Asset Representations Reviewer. The Asset Representations Reviewer may not resign as Asset Representations Reviewer except (i) if the Asset Representations Reviewer is no longer an Eligible Asset Representations Reviewer, (ii) upon a determination that the performance of its duties under this Agreement is no longer permissible under applicable law or (iii) if it does not receive payment in full of any amounts required to be paid to the Asset Representations Reviewer in accordance with Article IV and pursuant to an undisputed invoice, which failure continues unremedied for a period of ninety (90) days after written notice of such failure shall have been given to the Issuer, the Sponsor and the Indenture Trustee. Without limiting the foregoing, the Asset Representations Reviewer shall promptly resign if it is no longer an Eligible Asset Representations Reviewer. If the Asset Representations Reviewer resigns pursuant to clause (ii) above, the Asset Representations Reviewer shall deliver a notice of resignation to the Issuer and the Sponsor, with a copy to the Indenture Trustee and the Servicer, no less than thirty (30) days prior to the date of its resignation.

(b)  Removal of Asset Representations Reviewer. If any of the following events occur, the Indenture Trustee may, or, at the direction of Noteholders evidencing a majority of the aggregate Outstanding Amount of the Notes shall, by notice to the Asset Representations Reviewer, remove the Asset Representations Reviewer and terminate its rights and obligations under this Agreement:

(i)  the Asset Representations Reviewer is no longer an Eligible Asset Representations Reviewer;

(ii)  the Asset Representations Reviewer breaches any of its representations, warranties, covenants or obligations in this Agreement; or

(iii)  an Insolvency Event of the Asset Representations Reviewer occurs.

(c)  Notice of Resignation or Removal. The Sponsor shall notify the Issuer, the Servicer, the Owner Trustee and the Indenture Trustee of any resignation or removal of the Asset Representations Reviewer.

12	Asset Representations Review Agreement (SDART 2026-1)

Section 6.03  Successor Asset Representations Reviewer.

(a)  Engagement of Successor Asset Representations Reviewer. Following the resignation or removal of the Asset Representations Reviewer, (i) if the Delinquency Percentage has exceeded the Delinquency Trigger as of the most recent Payment Date, the Indenture Trustee (at the direction of the Noteholders, provided, that if the Indenture Trustee has received conflicting or inconsistent requests from two or more groups of Noteholders, each representing less than the majority of the Note Balance, the Indenture Trustee shall follow the direction of the Noteholders representing the greater percentage of the Note Balance) and (ii) if the Delinquency Percentage has not exceeded the Delinquency Trigger as of the most recent Payment Date, the Sponsor will appoint a successor Asset Representations Reviewer which is an Eligible Asset Representations Reviewer.

(b)  Effectiveness of Resignation or Removal. No resignation or removal of the Asset Representations Reviewer will be effective until the successor Asset Representations Reviewer has executed and delivered to the Issuer, the Sponsor and the Servicer an agreement accepting its engagement and agreeing to perform the obligations of the Asset Representations Reviewer under this Agreement or entered into a new agreement with the Issuer, the Sponsor and the Servicer on substantially the same terms as this Agreement.

(c)  Transition and Expenses. If the Asset Representations Reviewer resigns or is removed, the Asset Representations Reviewer shall cooperate with the Issuer and take all actions reasonably requested to assist the Issuer in making an orderly transition of the Asset Representations Reviewer’s rights and obligations under this Agreement to the successor Asset Representations Reviewer. The Asset Representations Reviewer will pay the reasonable expenses (including the fees and expenses of counsel) of transitioning the Asset Representations Reviewer’s obligations under this Agreement and preparing the successor Asset Representations Reviewer to take on such obligations on receipt of an invoice with reasonable detail of the expenses from the Issuer or the successor Asset Representations Reviewer.

Section 6.04  Merger, Consolidation or Succession. Any Person (a) into which the Asset Representations Reviewer is merged or consolidated, (b) resulting from any merger or consolidation to which the Asset Representations Reviewer is a party or (c) succeeding to the business of the Asset Representations Reviewer, if that Person is an Eligible Asset Representations Reviewer, will be the successor to the Asset Representations Reviewer under this Agreement. Such Person will execute and deliver to the Issuer, the Sponsor and the Servicer an agreement to assume the Asset Representations Reviewer’s obligations under this Agreement (unless the assumption happens by operation of law).

ARTICLE VII.

TREATMENT OF CONFIDENTIAL INFORMATION

Section 7.01  Confidential Information.

(a)  Confidential Information Defined. For the purposes of this Agreement, “Confidential Information” means nonpublic proprietary information of a party (the “Disclosing

13	Asset Representations Review Agreement (SDART 2026-1)

Party”) that is disclosed to the other party (the “Receiving Party”), including but not limited to: (i) business or technical processes, formulae, source codes, object code, product designs, sales, cost and other unpublished financial information, customer information, product and business plans, projections, marketing data or strategies, trade secrets, intellectual property rights, know-how, expertise, methods and procedures for operation, information about employees, customer names, business or technical proposals, and any other information which is or should reasonably be understood to be confidential or proprietary to the Disclosing Party; and (ii) PII (as defined in Section 7.02 of this Agreement). The foregoing definition of Confidential Information applies to: (x) all such information, whether tangible or intangible and regardless of the medium in which it is stored or presented; and (y) all copies of such information, as well as all memoranda, notes, summaries, analyses, computer records, and other materials prepared by the Receiving Party or any of its employees, agents, advisors, directors, officers, and subcontractors (collectively “Representatives”) that contain or reflect the Confidential Information.

(b)  Use of Confidential Information. Each party acknowledges that during the term of this Agreement it may be exposed to or acquire Confidential Information of the other party or its Affiliates. The Receiving Party shall hold the Confidential Information of the Disclosing Party in strict confidence and will not disclose such information except to its Representatives who have a need to know such information for the purpose of effecting the terms and conditions of this Agreement and who have entered into an agreement with the Receiving Party with confidentiality restrictions materially equivalent to those contained herein. The Receiving Party shall be responsible for the breach of this Agreement by any of its Representatives. The Receiving Party will protect the Disclosing Party’s Confidential Information using the same degree of care that it uses to protect its own information of like import, but in no event with less than a commercially reasonable standard of care.

(c)  Exceptions. Confidential Information shall not include, and this Agreement imposes no obligations with respect to, information that:

(i)	is or becomes part of the public domain other than by disclosure by a party in violation of this Agreement;

(ii)	was disclosed to a party prior to the effective date of this Agreement without a duty of confidentiality;

(iii)	is independently developed by a party outside of this Agreement and without reference to or reliance on any Confidential Information of the other party; or

(iv)	was obtained from a third party not known after reasonable inquiry to be under a duty of confidentiality.

The foregoing exceptions shall not apply to any PII, which shall remain confidential in all circumstances, except as required or permitted to be disclosed by applicable law, statute, or regulation.

(d)  Disclosure by Operation of Law. If either party is requested to disclose all or any part of any Confidential Information under a subpoena, or inquiry issued by a court of competent

14	Asset Representations Review Agreement (SDART 2026-1)

jurisdiction or by a judicial or administrative agency or legislative body or committee, such party shall (i) to the extent permitted by law, promptly notify the other party of the existence, terms and circumstances surrounding such request; (ii) consult with the other party on the advisability of taking legally available steps to resist or narrow such request and cooperate with such Party on any steps it considers advisable; and (iii) if disclosure of the Confidential Information is required or deemed advisable, exercise commercially reasonable efforts to obtain an order, stipulation or other reliable assurance that confidential treatment shall be accorded to such portion of the Confidential Information to be disclosed. Each party shall reimburse the other party for reasonable legal fees and expenses incurred in connection with such party’s effort to comply with this section.

(e)  Return of Confidential Information. Upon the request of the Disclosing Party, the Receiving Party shall return all Confidential Information to the Disclosing Party provided to it pursuant to this Agreement; provided, however, (i) the Receiving Party shall be permitted to retain copies of the Disclosing Party’s Confidential Information solely for archival, audit, disaster recovery, legal and/or regulatory purposes, and (ii) neither party will be required to search archived electronic back-up files of its computer systems for the other party’s Confidential Information in order to purge the other party’s Confidential Information from its archived files; provided further, that any Confidential Information so retained will (x) remain subject to the obligations and restrictions contained in this Agreement, (y) will be maintained in accordance with the retaining party’s document retention policies and procedures, and (z) the retaining party will not use the retained Confidential Information for any other purpose.

(f)  Remedies. The parties agree that an actual or threatened breach of this Section by it or its Representatives may cause irreparable damage to the Disclosing Party and that damages may not be an adequate remedy for any such breach. Accordingly, each party shall be entitled to seek injunctive relief to restrain any such breach, threatened or actual, without the necessity of posting bond, in addition to any other remedies available to such party at law or in equity.

Section 7.02  Safeguarding Personally Identifiable Information.

(a)  Definition. “Personally Identifiable Information”, or “PII”, means information in any format about an identifiable individual, including, name, address, phone number, e-mail address, account number(s), identification number(s), any other actual or assigned attribute associated with or identifiable to an individual and any information that when used separately or in combination with other information could identify an individual, as further described in § 501(b) of the Gramm-Leach-Bliley Act and the Interagency Guidelines Establishing Standards for Safeguarding Customer Information (12 C.F.R. Section 208, Appendix D-2) (collectively, the “Privacy Laws”), that is provided or made available to the Asset Representations Reviewer pursuant to this Agreement.

(b)  Non-Disclosure. To the extent the Asset Representations Reviewer receives Personally Identifiable Information in the performance its obligations hereunder, the Asset Representations Reviewer agrees that it will not disclose or use any Personally Identifiable Information except (i) to the extent necessary to carry out its obligations under the Agreement and for no other purpose; or (ii) as may be required by valid operation of law.

15	Asset Representations Review Agreement (SDART 2026-1)

(c)  Safeguards. To the extent the Asset Representations Reviewer receives Personally Identifiable Information in the performance of services under this Agreement, the Asset Representations Reviewer represents and warrants that it has, and will continue to have adequate administrative, technical, and physical safeguards: (i) to ensure the security and confidentiality of Personally Identifiable Information; (ii) to protect against any anticipated threats or hazards to the security or integrity of Personally Identifiable Information; and (iii) to protect against unauthorized acquisition of, access to or use of Personally Identifiable Information which could result in a “breach” as that term is defined under applicable Privacy Laws.

(d)  Information. The Asset Representations Reviewer agrees to provide the Issuer, the Sponsor and the Servicer with information regarding its privacy and information security systems, policies and procedures as the Issuer, the Sponsor and the Servicer may reasonably request relating to compliance with this Agreement and applicable Privacy Laws. The Asset Representations Reviewer agrees to provide training in the Privacy Laws and the Asset Representations Reviewer’s information security policies to all personnel whose duties pursuant to this Agreement could bring them in contact with Personally Identifiable Information.

(e)  Breach. In the event of any actual or apparent theft, unauthorized use or disclosure of any Personally Identifiable Information, the Asset Representations Reviewer will commence all reasonable efforts to investigate and correct the causes and remediate the results thereof, and as soon as practicable following discovery of any such event, provide the Issuer, the Sponsor and the Servicer notice thereof, and such further information and assistance as may be reasonably requested.

ARTICLE VIII.

OTHER MATTERS PERTAINING TO THE ISSUER

Section 8.01  Termination of this Agreement. This Agreement will terminate, except for obligations under Section 5.03, Section 5.04, Section 9.13 and Article VII, on the earlier of (a) the payment in full of all outstanding Notes and the satisfaction and discharge of the Indenture and (b) the date the Issuer is terminated under the Trust Agreement.

Section 8.02  Limitation of Liability. It is expressly understood and agreed by the parties that (a) this Agreement is executed and delivered by Computershare Delaware Trust Company, not individually or personally, but solely as Owner Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, pursuant to the Trust Agreement, (b) each of the representations, warranties, covenants, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, warranties, covenants, undertakings and agreements by Computershare Delaware Trust Company, but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Computershare Delaware Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, (d) Computershare Delaware Trust Company has made no investigation as to the accuracy or completeness of any representations or warranties made by the Issuer or any other Person in this Agreement and (e) under no circumstances shall Computershare Delaware Trust Company be

16	Asset Representations Review Agreement (SDART 2026-1)

personally liable for the payment of any indebtedness, indemnities or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or under the Notes or any of the other Transaction Documents or in any of the certificates, notices or agreements delivered pursuant thereto, as to all of which recourse shall be had solely to the assets of the Issuer.

ARTICLE IX.

MISCELLANEOUS PROVISIONS

Section 9.01  Amendment.

(a)  Any term or provision of this Agreement may be amended by the Sponsor, the Servicer and the Asset Representations Reviewer without the consent of the Indenture Trustee, any Noteholder, the Issuer, the Owner Trustee or any other Person subject to the satisfaction of one of the following conditions:

(i)  the Sponsor delivers an Opinion of Counsel or an Officer’s Certificate to the Indenture Trustee to the effect that such amendment will not materially and adversely affect the interests of the Noteholders; or

(ii)  the Rating Agency Condition is satisfied with respect to such amendment and the Sponsor notifies the Indenture Trustee in writing that the Rating Agency Condition is satisfied with respect to such amendment.

(b)  This Agreement may also be amended from time to time by the Sponsor, the Servicer and the Asset Representations Reviewer, with the consent of the Holders of Notes evidencing not less than a majority of the aggregate principal amount of the Controlling Class, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders. It will not be necessary for the consent of Noteholders to approve the particular form of any proposed amendment or consent, but it will be sufficient if such consent approves the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Noteholders will be subject to such reasonable requirements as the Indenture Trustee may prescribe, including the establishment of record dates pursuant to the Depository Agreement. For purposes of this Section 9.01, if the Sponsor and/or its Affiliates is the Holder of Notes representing 100% of the Note Balance of the Outstanding Notes, such Person (or Persons) may consent to such amendment on behalf of the Noteholders. In determining whether the Sponsor and/or its Affiliates is the Holder of Notes representing 100% of the Note Balance of the Outstanding Notes for purposes of the preceding sentence, any party hereto shall be entitled to rely on an Officer’s Certificate or similar certification of the Sponsor or any Affiliate thereof to such effect.

(c)  Any term or provision of this Agreement may also be amended from time to time by the Sponsor, the Servicer and the Asset Representations Reviewer for the purpose of conforming the terms of this Agreement to the description thereof in the Prospectus or, to the extent not contrary to the Prospectus, to the description thereof in an offering memorandum with

17	Asset Representations Review Agreement (SDART 2026-1)

respect to the 144A Notes or the Certificates without the consent of the Indenture Trustee, any Noteholder, the Issuer, the Owner Trustee or any other Person, provided, however, that the Sponsor, the Servicer and the Asset Representations Reviewer shall provide written notification of the substance of such amendment to the Indenture Trustee, the Issuer and the Owner Trustee and promptly after the execution of such amendment, the Sponsor and the Servicer shall furnish a copy of such amendment to the Indenture Trustee, the Issuer and the Owner Trustee.

(d)  Prior to the execution of any amendment or consent pursuant to this Section 9.01, the Sponsor shall provide written notification of the substance of such amendment to each Rating Agency; and promptly after the execution of any such amendment or consent, the Sponsor shall furnish a copy of such amendment or consent to each Rating Agency and the Indenture Trustee; provided, that no amendment pursuant to this Section 9.01 shall be effective which adversely affects the rights, protections or duties of the Indenture Trustee or the Owner Trustee without the prior written consent of such Person.

(e)  Prior to the execution of any amendment to this Agreement, the Owner Trustee and the Indenture Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied. The Owner Trustee and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which adversely affects the Owner Trustee’s or the Indenture Trustee’s, as applicable, own rights, duties or immunities under this Agreement.

Section 9.02  Notices, Etc. All demands, notices and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified first-class United States mail, postage prepaid, hand delivery, prepaid courier service, or by facsimile or by electronic transmission, and addressed in each case as specified on Schedule I to the Sale Agreement or at such other address as shall be designated by any of the specified addressees in a written notice to the other parties hereto. Delivery shall occur only upon receipt or reported tender of such communication by an officer of the recipient entitled to receive such notices located at the address of such recipient for notices hereunder.

Section 9.03  Severability Clause.

This Agreement constitutes the entire agreement between the Asset Representations Reviewer, the Issuer, the Sponsor and the Servicer. All prior representations, statements, negotiations and undertakings with regard to the subject matter hereof are superseded hereby.

If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remaining terms and provisions of this Agreement, or the application of such terms or provisions to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

Section 9.04  Governing Law. THIS AGREEMENT AND ALL DISPUTES, CLAIMS, CONTROVERSIES, DISAGREEMENTS, ACTIONS AND PROCEEDINGS ARISING

18	Asset Representations Review Agreement (SDART 2026-1)

OUT OF RELATING TO THIS AGREEMENT, INCLUDING THE SCOPE OR VALIDITY OF THIS PROVISION, SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING ITS STATUTE OF LIMITATIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY LAWS OR RULES OR PROVISIONS, INCLUDING ANY BORROWING STATUTE, THAT WOULD RESULT IN THE APPLICATION OF THE LAWS, RULES OR PROVISIONS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

Section 9.05  Headings. The article and section headings hereof have been inserted for convenience only and shall not be construed to affect the meaning, construction or effect of this Agreement.

Section 9.06  Counterparts and Electronic Signature. This Agreement shall be valid, binding, and enforceable against a party only when executed by an authorized individual on behalf of the party by means of (i) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, in each case to the extent applicable; (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any electronic signature or faxed, scanned, or photocopied manual signature of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument. Notwithstanding the foregoing, with respect to any notice provided for in this Agreement or any instrument required or permitted to be delivered hereunder, any party hereto receiving or relying upon such notice or instrument shall be entitled to request execution thereof by original manual signature as a condition to the effectiveness thereof.

Section 9.07  Waivers. No failure or delay on the part of the Sponsor, the Servicer, the Asset Representations Reviewer or the Issuer in exercising any power or right hereunder (to the extent such Person has any power or right hereunder) shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on any party hereto in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by either party under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

Section 9.08  Entire Agreement. This Agreement contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter thereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter thereof, superseding all prior oral or written understandings. There are no unwritten agreements among the parties.

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Section 9.09  Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 9.10  Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the parties hereto shall agree.

Section 9.11  Cumulative Remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 9.12  Nonpetition Covenant. Each party hereto agrees that, prior to the date which is one year and one day after payment in full of all obligations of each Bankruptcy Remote Party in respect of all securities issued by any Bankruptcy Remote Party (i) such party hereto shall not authorize any Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other Proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other Proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of its creditors generally, any party hereto or any other creditor of such Bankruptcy Remote Party, and (ii) such party hereto shall not commence, join with any other Person in commencing or institute with any other Person, any Proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction. This Section shall survive the termination of this Agreement.

Section 9.13  Submission to Jurisdiction; Waiver of Jury Trial. Each of the parties hereto hereby irrevocably and unconditionally:

(a)  submits for itself and its property in any Proceeding relating to this Agreement or any documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York and appellate courts from any thereof;

(b)  consents that any such Proceeding may be brought and maintained in such courts and waives any objection that it may now or hereafter have to the venue of such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

20	Asset Representations Review Agreement (SDART 2026-1)

(c)  agrees that service of process in any such Proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address determined in accordance with Section 9.02 of this Agreement;

(d)  agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)  to the extent permitted by applicable law, each party hereto irrevocably waives all right of trial by jury in any Proceeding or counterclaim based on, or arising out of, under or in connection with this Agreement, any other Transaction Document, or any matter arising hereunder or thereunder.

Section 9.14  Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns and each of the Owner Trustee and the Indenture Trustee shall be an express third-party beneficiary hereof and may enforce the provisions hereof as if it were a party hereto. Except as otherwise provided in this Section, no other Person will have any right hereunder.

Section 9.15  Compliance with the FDIC Rule. If an FDIC Safe Harbor Compliance Event has occurred and is continuing, the applicable parties hereto (i) shall perform the covenants set forth in Article XII of the Indenture applicable to such party and (ii) shall facilitate compliance with Article XII of the Indenture by the Bank Parties.

Section 9.16  Official Record. If the Sponsor is a national or state-chartered bank, so long as the Notes and the Certificates remain outstanding, this Agreement shall be treated as an official record of the Sponsor within the meaning of Section 13(e) of the Federal Deposit Insurance Act (12 U.S.C. Section 1823(e)).

Section 9.17  Not Applicable to the Sponsor in Other Capacities. Nothing in this Agreement shall affect any obligation the Sponsor may have in any other capacity.

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21	Asset Representations Review Agreement (SDART 2026-1)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

SANTANDER CONSUMER USA INC., as Sponsor

By:

Name:	Craig Shmoldas
Title:	Vice President

SANTANDER BANK, N.A., as Servicer

By:

Name:	Jonathan Watson
Title:	Treasurer and Executive Vice President

S-1	Asset Representations Review Agreement (SDART 2026-1)

SANTANDER DRIVE AUTO RECEIVABLES TRUST 2026-1

By:	Computershare Delaware Trust Company, not in its individual capacity but solely as Owner Trustee

By:

Name:

Title:

S-2	Asset Representations Review Agreement (SDART 2026-1)

CLAYTON FIXED INCOME SERVICES LLC, as Asset Representations Reviewer

By:
Name: Title:

S-3	Asset Representations Review Agreement (SDART 2026-1)

Acknowledged and Agreed with

respect to Sections 4.01, 4.02, 4.03

and 5.03:

SANTANDER CONSUMER USA INC., as Administrator

By:
Name: Craig Shmoldas Title: Vice President

S-4	Asset Representations Review Agreement (SDART 2026-1)

EXHIBIT A

Agreed Upon Procedures

Representation

a)	Characteristics of Receivables

As of the Cut-Off Date (or such other date as may be specifically set forth below), each Receivable:

(i)	has been fully and properly executed or electronically authenticated by the Obligor thereto;

(ii)

either (A) has been originated by a Dealer to finance the retail sale by that Dealer of the related Financed Vehicle and has been purchased by the Sponsor in accordance with the terms of a dealer agreement between the Sponsor and that Dealer, (B) has been originated by the Sponsor or (C) has been acquired by the Sponsor in accordance with the terms of a purchase agreement between the applicable originator and the Sponsor;

(iii)

as of the Closing Date, is secured by a first priority validly perfected security interest in the Financed Vehicle in favor of the Originator, as secured party, or all necessary actions have been commenced that would result in a first priority security interest in the Financed Vehicle in favor of the Originator, as secured party;

(iv)	contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security;

(v)

provided, at origination, for level monthly payments which fully amortize the initial Principal Balance over the original term; provided, that the amount of the first or last scheduled payment may be different from the level payment but in no event more than three times the level monthly payment;

(vi)	provides for interest at the Contract Rate specified in the Schedule of Receivables;

(vii)	was originated in the United States and denominated in Dollars;

(viii)	is secured by a new or used automobile, heavy-duty truck, light-duty truck, SUV or van;

(ix)	has a Contract Rate of at least 0.00%;

(x)	had an original term to maturity of not more than 75 months;

(xi)	had a remaining term to maturity, as of the Cut-Off Date, of at least 4 months and not more than 75 months;

Exh. A - 1	Asset Representations Review Agreement (SDART 2026-1)

Agreed Upon Procedures

(xii)	has an outstanding Principal Balance of at least $500.00 and not more than $150,000.00;

(xiii)	has a final scheduled payment due not later than May 1, 2032;

(xiv)	was not more than 30 days past due as of the Cut-Off Date;

(xv)	was not identified in the records of the Servicer as being the subject of any pending bankruptcy or insolvency proceeding;

(xvi)	is not subject to a force-placed Insurance Policy on the related Financed Vehicle;

(xvii)	is a Simple Interest Receivable; and

(xviii)	provides that a prepayment by the related Obligor will fully pay the Principal Balance and accrued interest through the date of prepayment based on the Receivable’s Contract Rate.

Documents

Retail Sale Contract

Title Documents

Receivable File

Schedule of Receivables

Servicing System/Data Tape

Procedures to be Performed

i)	Confirm the contract was signed or electronically authenticated by the Obligor.

ii)	Origination of the Receivable.

a)	Review the Retail Sale Contract and confirm that Santander Consumer USA Inc. or another Approved Party is listed as the Assignee within the Assignment Section.[1]

[1]	“Approved Party” means a party specified as an “Approved Party” on the list of Approved Parties provided by Santander Consumer to Clayton.

Exh. A - 2	Asset Representations Review Agreement (SDART 2026-1)

Agreed Upon Procedures

iii)	Security Interest Enforcement

a)	Confirm the title documents show Santander Consumer USA Inc. or another Approved Party as the first lienholder.

b)	Review the Servicing System and confirm the Pool ID in the system matches the Pool ID for the transaction related to the deal.

iv)	Customary and Enforceable Provisions.

a)	Confirm the Contract form number is listed on the Approved Contract Form List.[2]

v)	Fully Amortizing Payment Schedule.

a)	Confirm all payments are equivalent with the possible exception that the first and last payments may be different from the level monthly payment.

I)	If the first and last payments are different from the level monthly payment, confirm that these payments are no more than three times the level monthly payment amount.

b)

Review the Truth in Lending section of the Retail Sale Contract and calculate the product of the Amount of Payments with the Number of Payments and confirm that this amount is equal to the Total of Payments.

vi)	Provides for Interest at the Contract Rate.

a)	Review the Schedule of Receivables and confirm that the stated rate is equal to the APR as shown in the Federal Truth in Lending section of the Retail Sale Contract.

vii)	Origination of the Receivable.

a)	Review the Retail Sale Contract and confirm the Dealer address is in the United States.

b)	Review the Retail Sale Contract and confirm that the amounts stated within the Truth in Lending section are denominated in U.S. dollars.

viii)	Condition, Make and Model of Financed Vehicle.

a)	Review the New/Used section of the Retail Sale Contract and confirm that the Financed Vehicle is stated to be new or used.

[2]	“Approved Contract Form List” means a list of Approved Contract Forms provided by Santander Consumer to Clayton.

Exh. A - 3	Asset Representations Review Agreement (SDART 2026-1)

Agreed Upon Procedures

b)	Review the “Year and Make” and “Model” sections of the Retail Sale Contract and confirm that the Financed Vehicle constitutes an automobile, heavy-duty truck, light-duty truck, SUV or van.

ix)	Contract Annual Percentage Rate.

a)	Review the Federal Truth in Lending Section of the Retail Sale Contract and Confirm that the Annual Percentage Rate is greater than the minimum allowed percentage rate.

x)	Original Maturity Date.

a)	Review the Data Tape and confirm that the original term to maturity is within the stated allowable limits.

xi)	Remaining Maturity Date.

a)

Confirm that the Number of Payments section within the Truth in Lending section of the Retail Sale Contract indicates a number of payments that does not exceed the maximum allowable number of payments.

b)	Review the Data Tape and confirm that the remaining term to maturity is within the stated allowable limits.

xii)	Outstanding Principal Balance.

a)	Review the Data and confirm that the Unpaid Principal Balance as of the Cut-Off Date is within the stated allowable limits.

xiii)	Final Scheduled Payment Date.

a)	Review the Data Tape and confirm that the Final Scheduled Payment Due Date will occur on or before the latest allowable final payment date.

xiv)	Days Past Due.

a)	Review the data file and confirm the Receivable was not more than 30 days past due as of the Cut-Off Date.

xv)	Bankruptcy.

a)	Review the Receivable File and any applicable servicing notes and confirm there is no indication of pending bankruptcy or insolvency proceedings.

xvi)	Force-Place Insurance.

Exh. A - 4	Asset Representations Review Agreement (SDART 2026-1)

Agreed Upon Procedures

a)	Review the Servicing System and confirm the Receivable did not have Forced-Placed Insurance as of the Cut-Off Date.

xvii)	Simple Interest Receivable.

a)	Confirm the Contract is a Contract where the interest is calculated using the Simple Interest Method.

b)	Review the payment history and confirm the first payment was appropriately applied to principal and interest.

xviii)	Prepayment.

a)	Confirm the contract contains the appropriate Prepayment Disclosures.

xix)	If Steps (i) through (xviii) are confirmed, then Test Pass.

Exh. A - 5	Asset Representations Review Agreement (SDART 2026-1)

Agreed Upon Procedures

Representation

b)	Compliance with Law

The Receivable complied at the time it was originated or made in all material respects with all requirements of applicable federal, state and local laws, and regulations thereunder, except where the failure to comply (i) was remediated or cured in all material respects prior to the Cut-Off Date or (ii) would not render such Receivable unenforceable or create liability for the Purchaser or the Issuer, as assignee of such Receivable.

Documents

Retail Sale Contract

Servicing System/Data Tape

Approved Contract Form List

Procedures to be Performed

i)	Confirm the Contract Form number and revision date are on the Approved Contract Form List.

ii)	Confirm the Contract is complete.

a)	Confirm that all lines in the contract are filled out appropriately.

b)	Confirm the Name and address of Creditor, APR, Finance Charge, Amount of Payments, Total of Payments and Total Sale Price are properly filled out.

c)	Confirm all lines on the contract are completed or properly left blank.

iii)	Confirm the Amount Financed is correctly calculated.

a)	Calculate the Amount Financed using the Cash Price, Total Down Payment and Total Amount Paid on Buyer’s Behalf.

b)	Confirm the Calculated Amount Financed matches the Amount Financed as stated within the Truth in Lending section of the Contract.

iv)	Confirm the Total Sale Price is correctly calculated.

a)

Calculate the Total Sale Price by taking the difference of the Total of Payments as stated within the Truth in Lending section and the Total Down Payment as stated within the Itemization of Amount Financed.

b)	Confirm the Calculated Total Sale Price matches the Total Sale Price as stated within the Truth in Lending section of the Contract.

Exh. A - 6	Asset Representations Review Agreement (SDART 2026-1)

Agreed Upon Procedures

v)	Confirm the Total of Payments is correctly calculated.

a)	Calculate the Total of Payments by taking the product of the Number of Payments and Amount of Payments as stated within the Truth in Lending section of the Contract.

b)	Confirm the Calculated Total of Payments from step (a) is equal to the Total of Payments as stated within the Truth in Lending section of the Contract.

c)	Calculate the Total of Payment by taking the sum of the Finance Charge and Amount Financed as stated within the Truth in Lending section of the Contract.

d)	Confirm the Calculated Total of Payments from step (c) is equal to the Total of Payments as stated within the Truth in Lending section of the Contract.

vi)	Confirm the APR is correctly calculated.

a)	Calculate the APR using information within the Truth in Lending section of the Contract.

b)	Confirm the Calculated APR is within an acceptable range of the APR as stated within the Truth in Lending Section of the Contract.

vii)	Confirm the first payment due date as stated within the When Payments are Due section of the Truth in Lending section of the Contract is within an acceptable timeframe of the Contract Date.

viii)	If Steps (i) through (vii) are confirmed, then Test Pass.

Exh. A - 7	Asset Representations Review Agreement (SDART 2026-1)

Agreed Upon Procedures

Representation

c)	Binding Obligation

The Receivable constitutes the legal, valid and binding payment obligation in writing of the related Obligor, enforceable by the holder thereof in accordance with its terms, except (i) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, liquidation or other similar laws and equitable principles relating to or affecting the enforcement of creditors’ rights generally and (ii) as such Receivable may be modified by the application after the Cut-Off Date of the Servicemembers Civil Relief Act, as amended, or similar state or local laws, to the extent applicable to the related Obligor.

Documents

Retail Sale Contract

Approved Contract Form List

Procedures to be Performed

i)	Confirm the Contract Form number is on the Approved Contract Form List.

ii)	Confirm the borrower and co-borrower (if applicable) signed the contract.

iii)	If Steps (i) and (ii) are confirmed, then Test Pass.

Exh. A - 8	Asset Representations Review Agreement (SDART 2026-1)

Agreed Upon Procedures

Representation

d)	Receivable in Force

The Receivable has not been satisfied, subordinated or rescinded nor do the records of the Servicer indicate that the related Financed Vehicle has been released from the lien of such Receivable in whole or in part.

Documents

Servicing System/Data Tape

Title Documents

Procedures to be Performed

i)	Confirm the Receivable exists on the Servicing System as an active Receivable.

ii)	Confirm the title documents show Santander Consumer USA Inc. or another Approved Party as the first lienholder.

iii) If Steps (i) and (ii) are confirmed, then Test Pass.

Exh. A - 9	Asset Representations Review Agreement (SDART 2026-1)

Agreed Upon Procedures

Representation

e)	No Default; No Waiver

Except for payment delinquencies continuing for a period of not more than 30 days as of the Cut-Off Date, the records of the Servicer did not disclose that any default, breach, violation or event permitting acceleration under the terms of the Receivable existed as of the Cut-Off Date or that any continuing condition that with notice or lapse of time, or both, would constitute a default, breach, violation or event permitting acceleration under the terms of the Receivable had arisen as of the Cut-Off Date and the Seller has not waived any of the foregoing.

Documents

Receivable File

Servicing System/Data Tape

Procedures to be Performed

i)	Confirm there is no indication of a default, breach, violation or event that would permit acceleration under the terms of the Receivable except for payment default within 30 days of the Cut-Off Date.

ii)	Confirm that no continuing condition would constitute a default, breach, violation or event permitting acceleration under the terms of the Receivable.

iii)	If Steps (i) and (ii) are confirmed, then Test Pass.

Exh. A - 10	Asset Representations Review Agreement (SDART 2026-1)

Agreed Upon Procedures

Representation

f)	Insurance

The Receivable requires that the Obligor thereunder obtain physical damage insurance covering the related Financed Vehicle.

Documents

Retail Sale Contract

Procedures to be Performed

i)	Confirm the Retail Sale Contract contains language that required the Obligor to obtain and maintain insurance against physical damage to the Financed Vehicle.

ii)	If Step (i) is confirmed, then Test Pass.

Exh. A - 11	Asset Representations Review Agreement (SDART 2026-1)

Agreed Upon Procedures

Representation

g)	No Government Obligor

The Obligor on the Receivable is not the United States or any state thereof or any local government, or any agency, department, political subdivision or instrumentality of the United States or any state thereof or any local government.

Documents

Retail Sale Contract

Procedures to be Performed

i)	Review the buyer section on the Contract and confirm a person’s or business name is reported.

ii)

If the buyer section on the Contract does not report a person’s or business name, confirm internet search results do not indicate the buyer to be a government agency, department, political subdivision or instrumentality.

iii)	If Steps (i) and (ii) are confirmed, then Test Pass.

Exh. A - 12	Asset Representations Review Agreement (SDART 2026-1)

Agreed Upon Procedures

Representation

h)	Assignment

No Receivable has been originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer, assignment, contribution, conveyance or pledge of such Receivable would be unlawful, void, or voidable.

Documents

Retail Sale Contract

Receivable File

Servicing System

Procedures to be Performed

i)	Confirm the Retail Sale Contract was completed on a contract form included in the Approved Contract Form List.

ii)	If Step (i) is confirmed, then Test Pass.

Exh. A - 13	Asset Representations Review Agreement (SDART 2026-1)

Agreed Upon Procedures

Representation

i)	Good Title

As of the Closing Date and immediately prior to the sale and transfer contemplated in the Purchase Agreement and the Sale Agreement, the Sponsor had good and marketable title to and was the sole owner of each Receivable free and clear of all Liens created by the Sponsor (except any Lien which will be released prior to assignment of such Receivable thereunder), and, immediately upon the sale and transfer thereof, the Issuer will have good and marketable title to each Receivable, free and clear of all Liens created by the Sponsor (other than Permitted Liens).

Documents

Title Documents

Procedures to be Performed

i)	Confirm the title documents show Santander Consumer USA Inc. or another Approved Party as the first lienholder.

ii)	Review the Servicing System and confirm the Pool ID in the system matches the Pool ID for the transaction related to the deal.

iii)	If Steps (i) and (ii) are confirmed, then Test Pass.

Exh. A - 14	Asset Representations Review Agreement (SDART 2026-1)

Agreed Upon Procedures

Representation

j)	Characterizations of Receivables

Each Receivable constitutes either “tangible chattel paper”, “electronic chattel paper”, an “account”, an “instrument”, or a “general intangible”, each as defined in the UCC.

Documents

Contract

Title Documents

Approved Contract Form List

Procedures to be Performed

i)	Confirm the Contract form number is on the Approved Contract Form List.

ii)	Confirm the Amount Financed as reported on the Contract is greater than zero.

iii)	Confirm there is documentation of a lien against the financed vehicle.

iv)	If Steps (i) through (iii) are confirmed, then Test Pass.

Exh. A - 15	Asset Representations Review Agreement (SDART 2026-1)

Agreed Upon Procedures

Representation

k)	One Original

There is only one executed original, electronically authenticated original or authoritative copy of the Contract (in each case within the meaning of the UCC) related to each Receivable.

Documents

Contract

Procedures to be Performed

i)	Confirm there is a final version of the Contract available for review.

ii)	Confirm the Contract was signed by the buyer(s) and the Dealer.

iii)	If Steps (i) and (ii) are confirmed, then Test Pass.

Exh. A - 16	Asset Representations Review Agreement (SDART 2026-1)

Agreed Upon Procedures

Representation

l)	No Defenses

The records of the Servicer do not reflect any material facts which have not been remediated or cured which would constitute the basis for any right of rescission, offset, claim, counterclaim or defense with respect to such Receivable or the same being asserted or threatened with respect to such Receivable.

Documents

Receivable File

Procedures to be Performed

i)	Review the Receivable File and Servicing System and confirm there is no evidence of litigation or other attorney involvement as of the Cut-Off Date.

ii)	If Step (i) is confirmed, then Test Pass.

Exh. A - 17	Asset Representations Review Agreement (SDART 2026-1)

Agreed Upon Procedures

Representation

m)	Early Payments

The Obligor on the Receivable has made, or will make, the first two monthly payments under such Receivable.

Documents

Servicing System/Data Tape

Procedures to be Performed

i)

Confirm that there is no indication that the Obligor did not make the first two monthly payments on the Receivable by verifying that the payments made field in the Data Tape is at least two as of the Review Date.

ii)	If Step (i) is confirmed, then Test Pass.

Exh. A - 18	Asset Representations Review Agreement (SDART 2026-1)